Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated October 11, 2011, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of IDT Corporation on Form 10-K for the year ended July 31, 2011. We hereby consent to the incorporation by reference of said reports in the Registration Statements of IDT Corporation on the following Forms S-3 (File No. 333-53719, effective May 27, 1998, File No. 333-61565, effective August 14, 1998, File No. 333-71991, effective April 16, 1999, File No. 333-77395, effective April 29, 1999, File No. 333-80133, effective June 7, 1999, File No. 333-86261, effective August 31, 1999, File No. 333-104286, effective March 19, 2004, File No. 333-115403, effective May 12, 2004, and File No. 333-119190, effective September 22, 2004) and Forms S-8 (File No. 333-73167, effective March 1, 1999, File No. 333-100424, effective October 8, 2002, File No. 333-105865, effective June 5, 2003, File No. 333-116266, effective June 8, 2004, File No. 333-130287, effective December 13, 2005, File No. 333-130288, effective December 13, 2005, File No. 333-130562, effective December 21, 2005, File No. 333-146718, effective October 15, 2007, and File No. 333-154257, effective October 14, 2008).

/s/ GRANT THORNTON LLP
New York, New York

October 11, 2011